UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    September 3, 2010

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Reference is made to the disclosure contained in the Form 10-K for the year ended December 31, 2009 filed by Leucadia National Corporation (the “Company”) concerning the Company’s interest in Premier Entertainment Biloxi LLC, (“Premier”) and the ongoing litigation with certain former noteholders of Premier.  As disclosed, the Company had funded an escrow account to cover the Premier noteholders’ claim for additional damages in the amount of $13,700,000.

On September 3, 2010, the Bankruptcy Court for the Southern District of Mississippi awarded the Premier noteholders $9,600,000, plus interest at the federal judgment rate in effect on August 10, 2007 from that date until the date of payment, but in no event would the Premier noteholders be entitled to damages in an amount exceeding the amount held in the escrow account.  Any funds remaining in the escrow account after payment of the award are to be returned to the Company.

The Company is considering what if any further action should be taken with respect to this decision.

As a result of this decision, the Company will record a loss in the third quarter of 2010 for the award and interest, currently estimated to be $11,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2010

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President and Chief Financial Officer